UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   July 7,  2005

GAIAM, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-27515 (Commission File Number)	84-1113527 (IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
               240.14d-2(b))

            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
               240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On July 11, 2005, we issued the press release attached as Exhibit 99.1 disclosing that we have entered into an asset purchase agreement (the “Purchase Agreement”) with GT Brands LLC, GT Merchandising & Licensing LLC, Gym Time, LLC, BSBP Productions LLC, and GoodTimes Entertainment LLC (collectively, “GoodTimes”) pursuant to which we agreed to purchase substantially all of the assets of GoodTimes relating to GoodTimes’ independent home video entertainment business. In addition, we agreed to assume certain specified liabilities in connection with the acquisition. Our acquisition of assets under the Purchase Agreement is expected to close at the end of the third quarter and requires consent of the federal bankruptcy court.

Under the Purchase Agreement, the purchase price for the assets is $40,000,000, subject to certain adjustments relating to changes in working capital and other matters.

This description of the transaction is only a summary and is qualified in its entirety by reference to the Purchase Agreement, which is attached to this report as Exhibit 10.1 and incorporated into this report by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

On July 7, 2005, we issued and sold an aggregate of 2,821,317 shares of our Class A common stock for an aggregate purchase price of approximately $18.7 million to certain funds advised by Prentice Capital Management, LP (the “Funds”). The issuance and sale of the shares was made pursuant to a stock purchase agreement with the Funds, dated June 10, 2005, as amended and restated on June 16, 2005. In connection with the closing of this transaction, we paid Prentice Capital Management, LP an origination fee equal to 1-1/2% of the purchase price paid by the Funds for the shares, or $280,580 in the aggregate.

The issuance and sale of the Class A common stock to the Funds was made pursuant to an exemption from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 - Financial Statements and Exhibits.

      (c)           Exhibits

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement, dated as of July 8, 2005, among Gaiam, Inc., GT Brands LLC, GT Merchandising & Licensing LLC, Gym Time, LLC, BSBP Productions LLC, and GoodTimes Entertainment LLC.
99.1	Press Release dated July 11, 2005 entitled "Gaiam to Acquire Assets of GoodTimes Entertainment."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC. By: /s/ Janet Mathews Janet Mathews Chief Financial Officer

Date: July 13, 2005

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement, dated as of July 8, 2005, among Gaiam, Inc., GT Brands LLC, GT Merchandising & Licensing LLC, Gym Time, LLC, BSBP Productions LLC, and GoodTimes Entertainment LLC.
99.1	Press Release dated July 11, 2005 entitled "Gaiam to Acquire Assets of GoodTimes Entertainment."